                  CONSENT OF  INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.


                                                          ARTHUR ANDERSEN LLP

Houston, Texas
October 2, 2000